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                               INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT DATED AND EFFECTIVE THIS 19TH DAY OF JANUARY, 1998.

BETWEEN:

                             JOHN ANASTASIOS XINOS,
          OF THE CITY OF VANCOUVER, IN THE PROVINCE OF BRITISH COLUMBIA

                      (HEREINAFTER REFERRED TO AS "XINOS")

                                                               OF THE FIRST PART
                                      -AND-

                               CORE VENTURES INC.
           A BODY CORPORATE WITH AND OFFICE IN THE CITY OF VANCOUVER,
                       IN THE PROVINCE OF BRITISH COLUMBIA

                       (HEREINAFTER REFERRED TO AS "CORE")

                                                              OF THE SECOND PART

         WHEREAS CORE is currently involved in the acquisition of FutureLink Distribution Corp., a body corporate of the City of Calgary, in the Province of Alberta;

         AND WHEREAS the consideration to be paid by Core Ventures to FutureLink Distribution is shares in Core Ventures Inc.;

         AND WHEREAS there has been a Statement of Claim issued against Core Ventures Inc., Raymond Kompani, Abicorn Enterprises, Alixe Cormick, and Venture Law Corporation by Midland Walwyn Capital Inc. in Court File #97-CV-134063;

         AND WHEREAS the major shareholders in FutureLink Distribution Corp. require that Core Ventures Inc. be indemnified of any liability Core may incur as a result of it being involved in such litigation;

         AND WHEREAS JOHN XINOS is desirous of providing the following indemnification on matters relating to, associated with and arising out of the Statement of Claim;

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                               Indemnity Agreement
                                    -Page 2-


         NOW THEREFORE in consideration of the sum of TEN ($10.00) DOLLARS paid by each party to the other, the receipt of which is hereby acknowledged, plus all other good and valuable consideration, the parties covenant and agree as follows:

1. XINOS agrees to indemnify and save CORE harmless from any and all claims, damages, costs, expenses, or fees which may be expended or incurred by CORE on all matters relating to or arising from the Statement of Claim.

2. Without in any manner restricting the generality of the foregoing, it is specifically acknowledged and agreed that the indemnification provided by XINOS in favour of CORE shall specifically include any:

         (a) legal fees and disbursements reasonably incurred by CORE in defending and investigating such claims.

         (b) Any judgment that may result from the Statement of Claim whether the judgment may be a default judgment of a judgment after trial.

3. This indemnification shall remain in full force and effect until such time that CORE's liability under the Statement of Claim has been extinguished.

4. XINOS further agrees to indemnify and save CORE harmless from any and all claims, damages, costs, expenses, or fees which may be expended or incurred by CORE on any judgment relating to or arising from the Statement of Claim.

5. Prior to the commitment to pay or the actual payment of any funds by XINOS to CORE in accordance with clauses 1 - 4 above, CORE shall provide documentation in sufficient detail so as to allow XINOS, acting reasonably, to satisfy and confirm itself that the indemnification is required to be made.


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                               Indemnity Agreement
                                    -Page 3-


6. It is acknowledged that XINOS shall be entitled to assume conduct of the Defence of this action so long as XINOS acts reasonably and prudently.

7. Concurrent with payment by XINOS of any funds relating to the aforedescribed indemnification, CORE shall agree to assign and convey to XINOS any rights they may have to claim reimbursement from any third parties.

8. In the event that a dispute arises as to the amount, timing, or obligation to provide the indemnity, the matter shall immediately be referred to arbitration pursuant to the provisions of the Arbitration Act of Alberta then in force to be decided by a single arbitrator within 30 days of the requested arbitration and the decision of the arbitrator shall be final and binding. All costs associated with the arbitration shall be subject to the sole discretion of the arbitrator.

9. The parties agree to enter into and execute such further and other documents as may be necessary to give full and complete effect to the terms of this Agreement and the intentions hereinbefore set out.

10. This Agreement shall enure to and be binding upon the heirs, executors, administrators, and assigns of the parties hereto.

         IN WITNESS WHEREOF the parties have set their hands and seals on the date first above written.

__________________________________           ___________________________________
Witness                                      JOHN ANASTASIOS XINOS



                                             CORE VENTURES INC.



__________________________________       Per ___________________________________
Witness                                      CAMERON CHELL, PRESIDENT

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                     L E T T E R   O F   A G R E E M E N T


THIS AGREEMENT, dated for reference December 19, 1997, is made

BETWEEN:

     FUTURELINK DISTRIBUTION CORP., a company incorporated under the law of Alberta, having its head office at 550-603-7 Avenue S.W., Calgary. Alberta T2P 2T5

                                                                 (the "COMPANY")

AND

     FUNDCORP FINANCIAL INC., a company incorporated under the laws of British Columbia, having an office at 13th Floor, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 318

                                                                    ("FUNDCORP")

The basic business of COMPANY is to provide to its customers a computer based network system including software, hardware, electronic programming content and maintenance. This system is rented to customers on a 36 month term contract base. COMPANY desires to form a financing arm of its operations to manage over the procurement of financial underwriting of the rental agreements and to interface with the customers in regards to contract finance. This finance department will be developed such that it will become a profit centre to COMPANY.

COMPANY has declared to FUNDCORP that it has intentions to, (in the early part of 1998) merge its shares with those of a NASDAQ public trading company in order to facilitate needed equity financing for its operations. Accordingly, the share warrants referred to in this agreement will become a condition of closing the merger with the public company.

COMPANY has elected to appoint FUNDCORP to manage over the establishment and ongoing operations of this aforementioned financing division of COMPANY and the two parties therefore agree as follows:


WHEREAS:

A. FUNDCORP has agreed to assist the COMPANY over the next 60 months in obtaining, structuring, negotiating, managing and settling a combination of debt, and other credit financing arrangements including a line of credit, with certain financial institutions or persons, throughout North America. (Collectively, the "Financing Arrangements and Management"); and

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B.   In consideration for its services in connection with the Financing
     Arrangements and Management and its continuing assistance in removing the conditions precedent to and facilitating the closing of the Financing Arrangements, the COMPANY has agreed to pay to FUNDCORP as a finder's fee (the "Finder's Fee"). 1% of the amounts provided to the COMPANY from time to time pursuant to the Financing Arrangements. FUNDCORP will also be entitled to share prorata, one third (1/3) of the net income after tax earned by the Finance Department(1).

C. FUNDCORP will be reimbursed all out of pocket costs related to COMPANY and will be entitled to draw an advancement of $6,000 per month against finder fee earnings during the six month period following the signing of this agreement.

THEREFORE, the parties agree.

1. FUNDCORP will use its best efforts to assist the COMPANY over the next 60 months in obtaining, structuring, negotiating and settling the terms of the Financing Arrangements and in removing the conditions precedent there to and facilitating the closing of the transactions contemplated in the Financing Arrangements. FUNDCORP will manage over the development of COMPANY finance division and its documentation and related structure.

2. FUNDCORP will also provide advice to the COMPANY over the next 60 months with respect to various finance possibilities, including without limitation, debt/equity swaps, barter arrangements and similar financial arrangements with certain financial institutions (unless FUNDCORP's engagement is otherwise terminated in accordance with the provisions of this Agreement). FUNDCORP will also provide management counsel to COMPANY'S President and assist in the strategic planning of COMPANY'S business.

3.   The COMPANY will pay to FUNDCORP as follows:

     a) Cash payment of 1% of amounts provided to COMPANY from time to time pursuant to Financing Arrangements paid to FUNDCORP net of any advances paid to FUNDCORP, and

     b) Cash payment equal to one third (1/3) of the operating profit of COMPANY finance department of COMPANY as described earlier in this agreement. This payment is to be paid to FUNDCORP within 30 days of each annual date of the signing of this agreement.

     c) Cash payment to reimburse all receipted and authorized out of pocket expenses incurred by FUNDCORP while fulfilling the duties called for under this agreement with COMPANY.



-----------------
(1) "Net Income" to be determined by an independent audit

     d) Issuance of 250,000 Warrants upon signing of this agreement each warrant entitling FUNDCORP to acquire one freely tradable common share of COMPANY for each Warrant redeemed. FUNDCORP agrees with COMPANY not to exercise these Warrants for a twelve month period from date of this agreement unless otherwise requested by COMPANY.

Provided this agreement has not been cancelled:

     e) Issuance of additional 250,000 Warrant upon signing of this agreement each Warrant entitling FUNDCORP to acquire one common share of COMPANY for each Warrant redeemed not freely tradable for a one year period from the signing of this agreement.

4. Each Warrant will entitle FUNDCORP to acquire one common share of the COMPANY for a period of two years from the date of issuance of the Warrants at a price of CDN $0.75 each.

5. The right to receive the Warrants under this Agreement may not be assigned or transferred in any way without the prior written approval of the COMPANY or applicable Exchange; if the common shares of the COMPANY are listed on an Exchange, and where necessary, any other stock exchange or quotation system upon which the Company's securities may be listed or quoted.

6. The COMPANY will issue the Warrants to FUNDCORP under the applicable exemptions Rules of the Securities Act of the applicable exchange.

7. The obligations of the COMPANY to provide Warrants to FUNDCORP under this Agreement are subject to the acceptance by the applicable Exchange. The Company will file this Agreement for acceptance with the Exchange, will diligently seek the acceptance of the Exchange to this Agreement, and will take all other steps and file such other documents as may be necessary in connection with the transactions contemplated by this Agreement, including without limitation, filing, from time to time, Forms under the Securities Act with the Securities Commission in connection with the issuance of Warrants to FUNDCORP.

8.   FUNDCORP represents and warrants to the COMPANY that:

     a) It is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, continued or amalgamated; and

     b) It will fully comply with the requirements of all applicable securities laws, including without limitation, the Securities Act and its rules and regulations and with the Regulatory Authorities, in all matters relating to the performance of this Agreement.

9.   FUNDCORP acknowledges and agrees that:

          No Finder's Fee is payable by the COMPANY in connection with financing provided to the COMPANY from time to time pursuant to its normal operating lines of credit with its bankers.

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10.  FUNDCORP will keep all information provided to it by the COMPANY and all notes, analysis, compilations or other documents containing or derived from the Financing Arrangements strictly confidential and will not use such information for any purpose other than performing the services under this Agreement and will not, without the prior written consent of the COMPANY, disclose any of the information.

11. FUNDCORP will act as an agent of the COMPANY only, but will not have the authority to bind or commit the COMPANY to any Financing Arrangement unless specifically authorized by a signing officer of COMPANY or where required by resolution of the board of directors of the COMPANY.

12.  Time is of the essence of this Agreement.

13. This Agreement constitutes the entire agreement between the parties with respect to Financing Arrangements and supersedes and replaces any prior understanding and agreements between parties with respect to Financing Arrangements.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

THE COMMON SEAL of FUTURELINK DISTRIBUTION CORP.
was hereunto affixed in the presence of:

         [SIG]
--------------------------------------
Authorized Signatory


--------------------------------------
Authorized Signatory


THE COMMON SEAL of FUNDCORP FINANCIAL INC.
was hereunto affixed in the presence of

         [SIG]
--------------------------------------
Authorized Signatory

         [SIG]
--------------------------------------
Authorized Signatory